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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 9, 1999

                             WHITTAKER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


       0-20609                                           95-4033076
(Commission File Number)                   (I.R.S. Employer Identification No.)

                1955 N. Surveyor Avenue, Simi Valley, CA  93063
                    (Address of Principal Executive Offices)

                                 (805) 526-5700
              (Registrant's Telephone Number, Including Area Code)
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Item 5.   Other Events.

          On June 9, 1999, the Registrant entered into an Agreement and Plan of Merger with Meggitt PLC and Meggitt Acquisition Inc. (the "Merger Agreement"). A copy of the Agreement and Plan of Merger among the Registrant, Meggitt PLC and Meggitt Acquisition Inc. is attached hereto as Exhibit 10.1.

          On June 9, 1999, the Registrant also entered into Amendment No. 1 to the Rights Agreement with Mellon Bank, N.A. by which the Registrant has amended the Rights Agreement to exclude Meggitt PLC and Meggitt Acquisition Inc. as "Acquiring Persons," and to exclude the execution and delivery of the Merger Agreement and the consummation of its contemplated transactions as a "Distribution Date," "Stock Acquisition Date" and "Triggering Event," all as defined in the Rights Agreement. A copy of the Amendment No. 1 to the Rights Agreement between the Registrant and Mellon Bank, N.A. is attached hereto as Exhibit 10.2.

          On June 9, 1999, the Registrant announced its execution of the Merger Agreement and its earnings for the second quarter and the first six months of 1999. A copy of the press release, dated June 9, 1999, is attached hereto as Exhibit 99.1.


Item 7.   Financial Statements and Exhibits.

(c)       Exhibits

          Exhibit No.      Description
          -----------      -----------

             10.1 Agreement and Plan of Merger dated as of June 9, 1999 among the Registrant, Meggitt PLC and Meggitt Acquisition Inc.

             10.2 Amendment No. 1 to the Rights Agreement dated as of June 9, 1999 between the Registrant and Mellon Bank, N.A.

             99.1           Press Release, dated June 9, 1999


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WHITTAKER CORPORATION

                              By:  /s/ Lynne M. O. Brickner
                                   ----------------------------------
                                   Lynne M. O. Brickner
                                   Vice President, Secretary and General Counsel

Dated:  June 11, 1999

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                                 EXHIBIT INDEX
                                 -------------


Exhibit No.       Description
-----------       -----------

   10.1 Agreement and Plan of Merger dated as of June 9, 1999 among the Registrant, Meggitt PLC and Meggitt Acquisition Inc.

   10.2 Amendment No. 1 to the Rights Agreement dated as of June 9, 1999 between the Registrant and Mellon Bank, N.A.

   99.1           Press Release, dated June 9, 1999

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